QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.2

AMENDED AND RESTATED
SECURITY AGREEMENT
(Pledge and Assignment)

By and among

UNIVERSAL COMPRESSION INTERNATIONAL, INC.,
ENTERRA COMPRESSION INVESTMENT COMPANY,
UNIVERSAL COMPRESSION SERVICES, LLC,
UNIVERSAL COMPRESSION CANADIAN HOLDINGS, INC.

and

WACHOVIA BANK, NATIONAL ASSOCIATION,
formerly FIRST UNION NATIONAL BANK, as US Administrative Agent

October 25, 2004

AMENDED AND RESTATED SECURITY AGREEMENT
(Pledge and Assignment)

        THIS AMENDED AND RESTATED SECURITY AGREEMENT (this "Agreement") is made as of October 25, 2004 from UNIVERSAL COMPRESSION INTERNATIONAL, INC., a Delaware corporation, ENTERRA COMPRESSION INVESTMENT COMPANY, a Delaware corporation, UNIVERSAL COMPRESSION SERVICES, LLC, a Delaware limited liability company, and UNIVERSAL COMPRESSION CANADIAN HOLDINGS, INC., a Delaware corporation with principal offices at 4444 Brittmoore Road, Houston, Texas 77041 (collectively "Pledgor"); and WACHOVIA BANK, NATIONAL ASSOCIATION, formerly FIRST UNION NATIONAL BANK, with offices at 301 South College Street, Charlotte, North Carolina 28288, as US Administrative Agent (in such capacity, the "Secured Party") for the several banks now or hereafter parties to the hereinafter defined Credit Agreement (individually, a "Lender" and collectively, the "Lenders").

RECITALS

        A.    On even date herewith, Secured Party, UNIVERSAL COMPRESSION, INC., a Texas corporation (the "Company"), UNIVERSAL COMPRESSION (ONTARIO) LTD. (the "Canadian Company") and the Lenders are executing an Amended and Restated Senior Secured Revolving Credit Agreement (such agreement, as may from time to time be amended, supplemented or restated, being hereinafter called the "Credit Agreement") pursuant to which, upon the terms and conditions stated therein, the Lenders agree to make loans to and extend credit on behalf of the Company and the Canadian Borrower, up to the aggregate maximum principal amount of $125,000,000, which Credit Agreement amends and restates that certain Senior Secured Revolving Credit Agreement dated as of February 9, 2001 among the Company, the Lenders from time to time party thereto and the Secured Party as Administrative Agent for the Lenders.

        B.    On February 9, 2001, Universal Compression International, Inc. ("UCII") and the Secured Party entered into a certain Security Agreement (Pledge and Assignment) (as amended, modified or restated, the "Original Security Agreement") whereby UCII pledged certain assets as security for the Credit Agreement.

        C.    The Company, UCII, Pledgor, the Lenders and the Secured Party mutually desire to amend and restate the Original Security Agreement in its entirety to, among other things, add three additional subsidiaries of the Company as pledgors hereunder.

        D.    The Lenders have conditioned their obligations under the Credit Agreement upon the execution and delivery by Pledgor of this Agreement, and Pledgor has agreed to enter into this Agreement.

        C.    Therefore, in order to comply with the terms and conditions of the Credit Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor hereby agrees with Secured Party as follows:

ARTICLE 1

SECURITY INTEREST

        Section 1.01    Pledge.    Pledgor hereby pledges, assigns and grants to Secured Party a security interest in and right of set-off against the assets referred to in Section 1.02 (the "Collateral") to secure the prompt payment and performance of the "Obligations" (as defined in Section 2.02) and the performance by Pledgor of this Agreement.

        Section 1.02    Collateral.    The Collateral consists of the following types or items of property which are owned by Pledgor:

          (a)   The securities described or referred to in Exhibit A attached hereto and made a part hereof; and

          (b)   (i) the certificates or instruments, if any, representing such securities, (ii) all dividends (cash, stock or otherwise), cash, instruments, rights to subscribe, purchase or sell and all other rights and property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such securities, (iii) all replacements, additions to and substitutions for any of the property referred to in this Section 1.02, including, without limitation, claims against third parties, (iv) the proceeds, interest, profits and other income of or on any of the property referred to in this Section 1.02, and (v) all books and records relating to any of the property referred to in this Section 1.02.

It is expressly contemplated that additional securities or other property may from time to time be pledged, assigned or granted to Secured Party as additional security for the Obligations, and the term "Collateral" as used herein shall be deemed for all purposes hereof to include all such additional securities and property, together with all other property of the types described above related thereto; provided, however, that in no event shall the term "Collateral" include more than 65% of the issued and outstanding shares of stock, membership interests or other equity interests of any Foreign Subsidiary.

        Section 1.03    Transfer of Collateral.    All certificates or instruments representing or evidencing the Pledged Securities shall be delivered to and held pursuant hereto by Secured Party or a Person designated by Secured Party and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, or (in the case of certificated securities) Secured Party shall have been provided with evidence that the Pledged Securities have been otherwise transferred to Secured Party in accordance with Section 8-301 of the Code, all in form and substance satisfactory to Secured Party. Notwithstanding the preceding sentence, at Secured Party's discretion, all Pledged Securities must be delivered or transferred in such manner as to permit Secured Party to be a "protected purchaser" to the extent of its security interest as provided in Section 8-303 of the Code. Secured Party shall have the right, at any time in its discretion and without notice to Pledgor, to transfer to Secured Party or any of its nominees any or all of the Pledged Securities, subject only to the revocable rights specified in Section 6.06. In addition, Secured Party shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Securities for certificates or instruments of smaller or larger denominations.

ARTICLE 2

DEFINITIONS

        Section 2.01    Terms Defined Above.    As used in this Agreement, the terms defined above shall have the meanings respectively assigned to them.

        Section 2.02    Certain Definitions.    As used in this Agreement, the following terms shall have the following meanings, unless the context otherwise requires:

          "Agreement" means this Security Agreement, as the same may from time to time be amended or supplemented.

          "Code" means the Uniform Commercial Code as presently in effect in the State of Texas. Unless otherwise indicated by the context herein, all uncapitalized terms which are defined in the Code shall have their respective meanings as used in Articles 8 and 9 of the Code.

          "Event of Default" means any event specified in Section 6.01.

          "Obligations" means the collective reference to (a) all obligations of the Company and the Canadian Borrower under the Loan Documents, including, without limitation, the unpaid principal of and interest on the Loans and the LC Exposure and all other obligations and liabilities of the Company and the Canadian Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and the LC Exposure and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company or the Canadian Borrower, whether or not a claim for postfiling or post-petition interest is allowed in such proceeding) to the Secured Party or any Lender (or, in the case of any Hedge Agreement referred to below, any Lender Affiliate), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, the other Loan Documents or any Hedge Agreement entered into by the Company or the Canadian Borrower with any Lender (or any Lender Affiliate) or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Secured Party or to the Lenders that are required to be paid by the Company or the Canadian Borrower pursuant to the terms of any of the foregoing agreements), and (b) all obligations of Pledgor which may arise under or in connection with this Agreement or any other Loan Document to which Pledgor is a party.

          The term "Obligations" shall mean all indebtedness, obligations and liabilities described, referred to or mentioned in paragraphs (a) and (b) of this definition, and all renewals, rearrangements, increases, substitutions and extensions for any period thereof and amendments, supplements or modifications thereto, in whole or in part.

          "Obligor" means any Person, other than Pledgor, liable (whether directly or indirectly, primarily or secondarily) for the payment or performance of any of the Obligations whether as maker, co-maker, endorser, guarantor, accommodation party, general partner or otherwise.

          "Pledged Securities" means all of the securities and other property (whether or not the same constitutes a "security" under the Code) referred to in Section 1.02 and all additional securities (as that term is defined in the Code), if any, constituting Collateral under this Agreement.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

        In order to induce Secured Party to accept this Agreement, Pledgor represents and warrants to Secured Party (which representations and warranties will survive the creation and payment of the Obligations) that:

        Section 3.01    Ownership of Collateral; Encumbrances.    Except as otherwise permitted by the Credit Agreement, Pledgor is the record and beneficial owner of the Collateral free and clear of any adverse claim, lien, security interest, option or other charge or encumbrance except for the security interest created by this Agreement, and Pledgor has full right, power and authority to pledge, assign and grant a security interest in the Collateral to Secured Party.

        Section 3.02    No Required Consent.    No authorization, consent, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body (other than the filing of financing statements) is required for (i) the due execution, delivery and performance by Pledgor of this Agreement, (ii) the grant by Pledgor of the security interest granted by this Agreement, (iii) the perfection of such security interest, or (iv) the exercise by Secured Party of its rights and remedies under this Agreement.

        Section 3.03    Pledged Securities.    The Pledged Securities pledged by Pledgor collectively constitute the percentage of the issued and outstanding shares of common stock of the issuers thereof set forth on Exhibit A. The Pledged Securities have been duly authorized and validly issued, and are fully paid and non-assessable.

        Section 3.04    First Priority Security Interest.    The pledge of Pledged Securities pursuant to this Agreement creates a valid and perfected first priority security interest in the Collateral, enforceable against Pledgor and all third parties and securing payment of the Obligations.

        Section 3.05    Collateral.    All statements or other information provided by Pledgor to Secured Party describing or with respect to the Collateral is or (in the case of subsequently furnished information) will be when provided correct and complete in all material respects.

ARTICLE 4

COVENANTS AND AGREEMENTS

        Pledgor will at all times comply with the covenants and agreements contained in this Article 4, from the date hereof and for so long as any part of the Obligations are outstanding.

        Section 4.01    Sale, Disposition or Encumbrance of Collateral.    Except as otherwise permitted by the Credit Agreement, Pledgor will not in any way encumber any of the Collateral (or permit or suffer any of the Collateral to be encumbered) or sell, pledge, assign, lend or otherwise dispose of or transfer any of the Collateral to or in favor of any Person other than Secured Party.

        Section 4.02    Voting Rights; Dividends or Distributions.    So long as no Event of Default shall have occurred and be continuing:

          (a)   Pledgor shall be entitled to exercise any and all voting, management and/or other consensual rights and powers inuring to an owner of the Collateral or any part thereof for any purpose consistent with the terms of this Agreement and the other Loan Documents.

          (b)   Pledgor shall be entitled to receive and retain any and all dividends and interest paid in respect of the Collateral, provided, however, that any and all

              (i)  dividends and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for (including, without limitation, any certificate, share or interest purchased or exchanged in connection with a tender offer or merger agreement), any Collateral,

             (ii)  dividends and other distributions paid or payable in cash in respect of any Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, or reclassification, and

            (iii)  cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Collateral,

shall be, and shall be promptly delivered to Secured Party to hold as, Collateral and shall, if received by Pledgor, be received in trust for the benefit of Secured Party, be segregated from the other property or funds of Pledgor, and be promptly delivered to Secured Party as Collateral in the same form as so received (with any necessary endorsement).

        Section 4.03    Records and Information.    Pledgor shall keep accurate and complete records of the Collateral (including proceeds, payments, distributions, income and profits). Pledgor will promptly provide written notice to Secured Party of all information which in any way relates to or affects the filing of any financing statement or other public notices or recordings, or the delivery and possession of items of Collateral for the purpose of perfecting a security interest in the Collateral.

        Section 4.04    Certain Liabilities.    Pledgor hereby assumes all liability for the Collateral, the security interest created hereunder and any use, possession, maintenance, management, enforcement or collection of any or all of the Collateral.

        Section 4.05    Further Assurances.    Upon the request of Secured Party, Pledgor shall (at Pledgor's expense) execute and deliver all such assignments, certificates, instruments, securities, notifications to financial intermediaries, clearing corporations, issuers of securities or other third parties or other documents and give further assurances and do all other acts and things as Secured Party may reasonably request to perfect Secured Party's interest in the Collateral or to protect, enforce or otherwise effect Secured Party's rights and remedies hereunder.

        Section 4.06    Rights to Sell.    If Secured Party shall determine to exercise its rights to sell all or any of the Collateral pursuant to its rights hereunder, Pledgor agrees, at its own expense, to use its best efforts to do or cause to be done all such acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law. Pledgor further acknowledges the impossibility of ascertaining the amount of damages which would be suffered by Secured Party by reason of the failure by Pledgor to perform any of the covenants contained in this Section 4.06 and consequently agrees that if Pledgor shall fail to perform any of such covenants, it shall pay, as liquidated damages, and not as penalty, an amount (in no event to exceed the amount of Obligations then outstanding) equal to the value of the Collateral on the date the Secured Party shall demand compliance with this Section 4.06.

ARTICLE 5

RIGHTS, DUTIES AND POWERS OF SECURED PARTY

        The following rights, duties and powers of Secured Party are applicable irrespective of whether an Event of Default occurs and is continuing:

        Section 5.01    Discharge Encumbrances.    Secured Party may, at its option, discharge any taxes, liens, security interests or other encumbrances at any time levied or placed on the Collateral. Pledgor agrees to reimburse Secured Party upon demand for any payment so made, plus interest thereon from the date of Secured Party's demand at the Post-Default Rate.

        Section 5.02    Transfer of Collateral.    Subject to the terms of the Credit Agreement, Secured Party may transfer any or all of the Obligations, and upon any such transfer Secured Party may transfer its interest in any or all of the Collateral and shall be fully discharged thereafter from all liability therefor. Any transferee of the Collateral shall be vested with all rights, powers and remedies of Secured Party hereunder.

        Section 5.03    Cumulative and Other Rights.    The rights, powers and remedies of Secured Party hereunder are in addition to all rights, powers and remedies given by law or in equity. The exercise by Secured Party of any one or more of the rights, powers and remedies herein shall not be construed as a waiver of any other rights, powers and remedies, including, without limitation, any other rights of set-off. If any of the Obligations are given in renewal, extension for any period or rearrangement, or applied toward the payment of debt secured by any lien, Secured Party shall be, and is hereby, subrogated (to the maximum extent permitted by law) to all the rights, titles, interests and liens securing the debt so renewed, extended, rearranged or paid.

        Section 5.04    Disclaimer of Certain Duties.    The powers conferred upon Secured Party by this Agreement are to protect its interest in the Collateral and shall not impose any duty upon Secured Party to exercise any such powers. Pledgor hereby agrees that Secured Party shall not be liable for, nor shall the indebtedness evidenced by the Obligations be diminished by, Secured Party's delay or failure to collect upon, foreclose, sell, take possession of or otherwise obtain value for the Collateral.

        Section 5.05    Custody and Preservation of the Collateral.    Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which comparable secured parties accord comparable collateral, it being understood and agreed, however, that Secured Party shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not Secured Party has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against Persons or entities with respect to any Collateral.

ARTICLE 6

EVENTS OF DEFAULT

        Section 6.01    Events.    An "Event of Default" as defined in the Credit Agreement) which has occurred and is continuing shall constitute an Event of Default under this Agreement.

        Section 6.02    Remedies.    Upon the occurrence and during the continuance of any Event of Default, Secured Party may take any or all of the following actions without notice or demand to Pledgor:

          (a)   Subject to applicable provisions contained in the Credit Agreement, declare all or part of the indebtedness pursuant to the Obligations immediately due and payable and enforce payment of the same by Pledgor or any Obligor.

          (b)   Sell, in one or more sales and in one or more parcels, or otherwise dispose of any or all of the Collateral in any commercially reasonable manner as Secured Party may elect, in a public or private transaction, at any location as deemed reasonable by Secured Party either for cash or credit or for future delivery at such price as Secured Party may deem fair, and (unless prohibited by the Code, as adopted in any applicable jurisdiction) Secured Party may be the purchaser of any or all Collateral so sold and may apply upon the purchase price therefor any Obligations secured hereby. Any such sale or transfer by Secured Party either to itself or to any other Person shall be absolutely free from any claim of right by Pledgor, including any equity or right of redemption, stay or appraisal which Pledgor has or may have under any rule of law, regulation or statute now existing or hereafter adopted. Upon any such sale or transfer, Secured Party shall have the right to deliver, assign and transfer to the purchaser or transferee thereof the Collateral so sold or transferred. If Secured Party deems it advisable to do so, it may restrict the bidders or purchasers of any such sale or transfer to Persons or entities who will represent and agree that they are purchasing the Collateral for their own account and not with the view to the distribution or resale of any of the Collateral. Secured Party may, at its discretion, provide for a public sale, and any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Secured Party may fix in the notice of such sale. Secured Party shall not be obligated to make any sale pursuant to any such notice. Secured Party may, without notice or publication, adjourn any public or private sale by announcement at any time and place fixed for such sale, and such sale may be made at any time or place to which the same may be so adjourned. In the event any sale or transfer hereunder is not completed or is defective in the opinion of Secured Party, such sale or transfer shall not exhaust the rights of Secured Party hereunder, and Secured Party shall have the right to cause one or more subsequent sales or transfers to be made hereunder. If only part of the Collateral is sold or transferred such that the Obligations remain outstanding (in whole or in part), Secured Party's rights and remedies hereunder shall not be exhausted, waived or modified, and Secured Party is specifically empowered to make one or more successive sales or transfers until all the Collateral shall be sold or transferred and all the Obligations are paid. In the event that Secured Party elects not to sell the Collateral, Secured Party retains its rights to dispose of or utilize the Collateral or any part or parts thereof in any manner authorized or permitted by law or in equity, and to apply the proceeds of the same towards payment of the Obligations.

          (c)   Apply proceeds of the disposition of the Collateral to the Obligations in any manner elected by Secured Party and permitted by the Code or otherwise permitted by law or in equity. Such application may include, without limitation, the reasonable attorneys' fees and legal expenses incurred by Secured Party.

          (d)   Appoint any Person as agent to perform any act or acts necessary or incident to any sale or transfer by Secured Party of the Collateral.

          (e)   Receive, change the address for delivery, open and dispose of mail addressed to Pledgor, and to execute, assign and endorse negotiable and other instruments for the payment of money, documents of title or other evidences of payment, shipment or storage for any form of Collateral on behalf of and in the name of Pledgor.

          (f)    Exercise all other rights and remedies permitted by law or in equity.

        Section 6.03    Attorney-in-Fact.    Pledgor hereby irrevocably appoints Secured Party as Pledgor's attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time in Secured Party's discretion upon the occurrence and during the continuance of an Event of Default, but at Pledgor's cost and expense and without notice to Pledgor, to take any action and to execute any assignment, certificate, stock power, notification, document or instrument which Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to Pledgor representing any dividend, interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

        Section 6.04    Liability for Deficiency.    If any sale or other disposition of Collateral by Secured Party in compliance with the Loan Documents and applicable law or any other action of Secured Party hereunder in compliance with the Loan Documents and applicable law results in reduction of the Obligations, such action will not release Pledgor from its liability to Secured Party for any unpaid Obligations, including costs, charges and expenses incurred in the liquidation of Collateral, together with interest thereon, and the same shall be immediately due and payable to Secured Party at Secured Party's address set forth in the opening paragraph hereof.

        Section 6.05    Reasonable Notice.    If any applicable provision of any law requires Secured Party to give reasonable notice of any sale or disposition or other action, Pledgor hereby agrees that ten days' prior written notice shall constitute reasonable notice thereof. Such notice, in the case of public sale, shall state the time and place fixed for such sale and, in the case of private sale, the time after which such sale is to be made.

        Section 6.06    Pledged Securities.    Upon the occurrence and during the continuance of an Event of Default:

          (a)   All rights of Pledgor to receive the dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to Section 4.02 shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to receive and hold as Collateral such dividends and interest payments, but Secured Party shall have no duty to receive and hold such dividends and interest payments and shall not be responsible for any failure to do so or delay in so doing.

          (b)   All dividends and interest payments which are received by Pledgor contrary to the provisions of this Section 6.06 shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of Pledgor and shall be promptly paid over to Secured Party as Collateral in the same form as so received (with any necessary indorsement).

          (c)   Secured Party may exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Securities as if it were the absolute owner thereof, including without limitation, the right to exchange at its discretion, any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other readjustment of any issuer of such Pledged Securities or upon the exercise by any such issuer or Secured Party of any right, privilege or option pertaining to any of the Pledged Securities and in connection therewith, to deposit and deliver any and all of the Pledged Securities with any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by it, but Secured Party shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

        Section 6.07    Non-judicial Enforcement.    To the extent permitted by law, Secured Party may enforce its rights hereunder without prior judicial process or judicial hearing, and to the extent permitted by law Pledgor expressly waives any and all legal rights which might otherwise require Secured Party to enforce its rights by judicial process.

ARTICLE 7

MISCELLANEOUS PROVISIONS

        Section 7.01    Notices.    Any notice required or permitted to be given under or in connection with this Agreement shall be in writing and shall be mailed by first class or express mail, postage prepaid, or sent by telex, telegram, telecopy or other similar form of rapid written transmission or personally delivered to the receiving party. All such communications shall be mailed, sent or delivered at the address respectively indicated in the opening paragraph hereof or at such other address as either party may have furnished the other party in writing. Any communication so addressed and mailed shall be deemed to be given when so mailed, any notice so sent by rapid written transmission shall be deemed to be given when receipt of such transmission is acknowledged by the receiving operator or equipment, and any communication so delivered in person shall be deemed to be given when receipted for or actually received by Pledgor or Secured Party, as the case may be.

        Section 7.02    Amendments and Waivers.    Secured Party's acceptance of partial or delinquent payments or any forbearance, failure or delay by Secured Party in exercising any right, power or remedy hereunder shall not be deemed a waiver of any obligation of Pledgor or any Obligor, or of any right, power or remedy of Secured Party; and no partial exercise of any right, power or remedy shall preclude any other or further exercise thereof. Secured Party may remedy any Event of Default hereunder or in connection with the Obligations without waiving the Event of Default so remedied. Pledgor hereby agrees that if Secured Party agrees to a waiver of any provision hereunder, or an exchange of or release of the Collateral, or the addition or release of any Obligor or other Person, any such action shall not constitute a waiver of any of Secured Party's other rights or of Pledgor's obligations hereunder. This Agreement may be amended only by an instrument in writing executed jointly by Pledgor and Secured Party and may be supplemented only by documents delivered or to be delivered in accordance with the express terms hereof.

        Section 7.03    Copy as Financing Statement.    A photocopy or other reproduction of this Agreement may be delivered by Pledgor or Secured Party to any financial intermediary or other third party for the purpose of transferring or perfecting any or all of the Pledged Securities to Secured Party or its designee or assignee.

        Section 7.04    Possession of Collateral.    Secured Party shall be deemed to have possession of any Collateral in transit to it or set apart for it (or, in either case, any of its agents, affiliates or correspondents).

        Section 7.05    Redelivery of Collateral.    If any sale or transfer of Collateral by Secured Party results in full satisfaction of the Obligations, and after such sale or transfer and discharge there remains a surplus of proceeds, Secured Party will deliver to Pledgor such excess proceeds in a commercially reasonable time; provided, however, that Secured Party shall not have any liability for any interest, cost or expense in connection with any delay in delivering such proceeds to Pledgor.

        Section 7.06    Governing Law; Jurisdiction.    This Agreement and the security interest granted hereby shall be construed in accordance with and governed by the laws of the State of Texas (except to the extent that the laws of any other jurisdiction govern the perfection and priority of the security interests granted hereby).

        Section 7.07    Continuing Security Agreement.

          (a)   Except as may be expressly applicable pursuant to Sections 9-620, 9-621 and 9-624 of the Code, no action taken or omission to act by Secured Party hereunder, including, without limitation, any exercise of voting or consensual rights pursuant to Section 4.08 or any other action taken or inaction pursuant to Section 6.02, shall be deemed to constitute a retention of the Collateral in satisfaction of the Obligations or otherwise to be in full satisfaction of the Obligations, and the Obligations shall remain in full force and effect, until Secured Party shall have applied payments (including, without limitation, collections from Collateral) towards the Obligations in the full amount then outstanding or until such subsequent time as is hereinafter provided in subsection (b) below.

          (b)   To the extent that any payments on the Obligations or proceeds of the Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent the Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received by Secured Party, and Secured Party's security interests, rights, powers and remedies hereunder shall continue in full force and effect. In such event, this Agreement shall be automatically reinstated if it shall theretofore have been terminated pursuant to Section 7.08.

        Section 7.08    Termination.    The grant of a security interest hereunder and all of Secured Party's rights, powers and remedies in connection therewith shall remain in full force and effect until Secured Party has (i) retransferred and delivered all Collateral in its possession to Pledgor, and (ii) executed a written release or termination statement and reassigned to Pledgor without recourse or warranty any remaining Collateral and all rights conveyed hereby. Upon the complete payment of the Obligations (other than any indemnity which is not yet due and payable) and the compliance by Pledgor with all covenants and agreements hereof, Secured Party, at the written request and expense of Pledgor, will release, reassign and transfer the Collateral to Pledgor and declare this Agreement to be of no further force or effect. Notwithstanding the foregoing, the reimbursement and indemnification provisions of Section 4.04 and the provisions of subsection 7.07(b) shall survive the termination of this Agreement.

        Section 7.09    Counterparts; Effectiveness.    This Agreement may be executed in two or more counterparts. Each counterpart is deemed an original, but all such counterparts taken together constitute one and the same instrument. This Agreement becomes effective upon the execution hereof by Pledgor and delivery of the same to Secured Party, and it is not necessary for Secured Party to execute any acceptance hereof or otherwise signify or express its acceptance hereof.

[Signatures begin next page]

PLEDGOR:
UNIVERSAL COMPRESSION INTERNATIONAL, INC., a Delaware corporation
By:	/s/ J. MICHAEL ANDERSON J. Michael Anderson, Senior Vice President and Chief Financial Officer
ENTERRA COMPRESSION INVESTMENT COMPANY, a Delaware corporation
By:	/s/ J. MICHAEL ANDERSON J. Michael Anderson, Senior Vice President and Chief Financial Officer
UNIVERSAL COMPRESSION SERVICES, LLC, a Delaware limited liability company
By:	/s/ J. MICHAEL ANDERSON J. Michael Anderson, Senior Vice President and Chief Financial Officer
UNIVERSAL COMPRESSION CANADIAN HOLDINGS, INC., a Delaware corporation
By:	/s/ J. MICHAEL ANDERSON J. Michael Anderson, Senior Vice President and Chief Financial Officer

EXHIBIT "A"

Issuer	Owner	Stock Cert. No.	No. of Shares Pledged	Percentage of Issued Stock Pledged
Universal Compression International, Inc. (Delaware)	Universal Compression, Inc.	1	100	100%
Compressor Systems International, Inc. (Delaware)	Universal Compression, Inc.	2	1,500	100%
Universal Compression International Ltd. (Cayman Island)	Universal Compression International, Inc.	4	65	65%
Compression Services de Mexico, S.A. de C.V. (Mexico)	Universal Compression International, Inc.	1	97,500	65%
Enterra Compression Investment Company (Delaware)	Universal Compression International, Inc.	4	1,002	100%
Universal Compression de Mexico, S.A. de C.V. (Mexico)	Universal Compression International, Inc.	3	32,500	65%
Universal Compression de Venezuela Unicom, C.A. (Venezuela)	Universal Compression International, Inc.	1	35,186,328	65%
Universal Compression Canadian Holdings, Inc. (Delaware)	Enterra Compression Investment Company	2	100	100%
UCO Compression Holding, L.L.C. (Delaware)	Enterra Compression Investment Company	3	640	64%
UCO Compression Holding, L.L.C. (Delaware)	Enterra Compression Investment Company	4	360	36%
Universal Compression Services, LLC (Delaware)	Enterra Compression Investment Company	6	3,600	36%
Universal Compression Services, LLC (Delaware)	Enterra Compression Investment Company	7	6,400	64%
Universal Compression (Ontario) Ltd. (British Virgin Islands)	Universal Compression Canadian Holdings, Inc.	5	46,216,501	65%
Universal Compression (Thailand) Ltd. (Thailand)	Universal Compression Services, LLC	25	25,996	64.9999%
Universal Compression Services de Venezuela, C.A. (Venezuela)	Universal Compression Services, LLC	1	2,317,657	65%
Universal Compression (Australia) Pty Ltd (Australia)	Universal Compression Services, LLC	2	65	65%

QuickLinks

AMENDED AND RESTATED SECURITY AGREEMENT (Pledge and Assignment)